RELIASTAR OF NEW YORK
                            LIFE INSURANCE COMPANY



                                   Bylaws

                           as amended and restated


                          Effective January 1, 1998

Home Office: 1000 Woodbury Road, Suite 102, P.O. Box 9004, Woodbury, NY
                                   11797



                Incorporated Under the Laws of the State of New York

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               RELIASTAR OF NEW YORK LIFE INSURANCE COMPANY


                                BYLAWS

                               Article I
                               ---------

    1. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Thursday of April, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, at such time and place as specified by the Board of Directors.

    2. Special meetings of the stockholders may be called at any time by a majority of the Board of Directors or by the President, and shall be called upon the written request of stockholders of record owning at least one-fourth of the capital stock. Such meetings shall be held at such time and in such place as shall be designated in the notice thereof.

    3. Notice of each meeting of stockholders shall be in writing, signed by the President, a Vice President, the Secretary or an Assistant Secretary. It shall state the purpose of the meeting and shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than then ten nor more than fifty days before the meeting. If mailed, said notice shall be directed to a stockholder at his last know post office address appearing on the records of the Company.


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                               Article II
                               ----------

    1. No election of directors shall be valid unless a copy of the Notice of Election shall have been filed in the office of the Superintendent of Insurance at least ten days before the day of such election. Whenever any of the directors of the Company shall have resigned and successors shall have been chosen pursuant to the provisions of these Bylaws, such successors shall not take office nor exercise the duties thereof until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance.

    2. In case it shall happen at any time that an election of directors shall not be had on the date hereinbefore designated, the Company shall not for that reason be dissolved; but every director shall continue to hold his or her office and discharge his or her duties until a successor has been elected.

    3. Each share of voting stock shall entitle the holder thereof to one vote, either in person or by proxy, in the election of directors or on any other matter that may properly come before any meeting of the stockholders of the Company.

    4. A majority in interest of the outstanding voting stock of the Company represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. A majority of such quorum shall decide any question that may come before the meeting, except as otherwise required by statute or as otherwise provided in the Certificate of Incorporation or Bylaws of the Company.

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                               Article III
                               -----------

    1. Certificates of stock shall be issued in numerical order and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company (which may be a facsimile, engraved or printed), certifying to the number of shares owned by the stockholder; provided, however, that where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar acting on behalf of the Company, the signature of any such officials of the Company may be facsimiles, engraved or printed thereon.

    2. All transfers of stock shall be made upon the transfer books of the Company, which books shall be kept in the State of New York. Before any new certificate is issued, the old certificate or all rights therein shall be surrendered.

    3. A person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes.

    4. The transfer books of the Company may be closed by order of the Board of Directors or the Executive Committee for the period not exceeding forty days next preceding the day fixed for any annual or special meeting of the stockholders and may likewise be closed for the payment of any dividend for a similar period next preceding the day fixed for such payment.

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                               Article IV
                               ----------

    1. The management of all the affairs, property and interests of the Company shall be vested in a Board of Directors consisting of not less than thirteen (13) nor more than twenty-two (22) Directors as fixed by the Resolution of the Board of Directors who shall be annually elected. In addition to the powers and authorities expressly conferred upon them by these Bylaws and the Certificate of Incorporation, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

    2. A regular meeting of the Board of Directors shall be held once each year and at any other time at dates to be fixed by resolution of said Board.

    3. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the Executive Committee, or the President, or of a majority of the members of the said Board.

    4. Meetings of the Board of Directors may be held at the Home Office of the Company or at such other place or places as the Board of Directors or the Executive Committee may from time to time designate. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment allowing all persons participating in such meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

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    5. At least three days written notice of any regular or special meeting of the Board of Directors shall be given to each director.

    6. A quorum of the Board of Directors shall be a majority of the members thereof; provided that at least one member of the Board of Directors who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company and who is not a beneficial owner of a controlling interest in the voting stock of the Company or any such entity must be included in any quorum for the transaction of business of any meeting of the Board of Directors or any committee thereof.

    7. The Board of Directors may appoint from its own membership an Executive Committee of not less than five members which shall act for the Board of Directors between the meetings of said Board, during which time the Executive Committee shall exercise all of the powers and duties of the Board of Directors except that it shall not have the power or authority to alter or amend the Bylaws or to remove or change the compensation of any senior officer or director. Not less than one-third of the members of the Executive Committee shall be persons who are not officers or employees of the Company or any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. At least one of such persons must be included in any quorum. The Executive Committee shall meet at stated times or on notice to all by any of its own members. A majority of the members of the Executive Committee should constitute a quorum. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at its next regular meeting.

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

    8. In the event a vacancy occurs on the Executive Committee in the interim between meetings of the Board of Directors, the Chairman of the Board is authorized and empowered to appoint a member of the Board of Directors as a successor who shall serve until the next regular meeting of the Board of Directors at which time the Board of Directors shall fill the vacancy.

    9. A Compliance Committee of not less than five members of the Board of Directors shall be appointed by the Board of Directors. Such members shall not be persons who are officers or employees of the Company or any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Compliance Committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by stockholders, and evaluating the performance of officers deemed by such committee to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers.

      Standing or temporary committees of not less than five members of the Board of Directors may also be appointed by the Board of Directors from time to time and the Board of Directors may from time to time to invest such committee with such powers as it may see fit. Not less than one-third of the members of any such committee shall be persons who are not officers or employees of the Company or any entity, controlling, controlled by or under common control with the Company and who are not beneficial

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    owners of a controlling interest in the voting stock of the Company or any such entity. At least one such person must be included in any quorum of any such committee.

      A majority of the members of each committee so appointed shall constitute a quorum.

    10. Each committee so appointed shall keep minutes of the transactions of its meetings and shall cause them to be recorded in the books kept for that purpose in the office of the Company and shall report the same to the Board of Directors at its next regular meeting.

    11. No stated salary shall be paid directors for their services as such, but in accordance with a plan recommended by the Compliance Committee and by resolution of the Board of Directors, expenses of attendance, if any, or a fixed sum, or both, may be allowed for attendance at any meeting of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefore.

    12. Whenever a vacancy shall occur in the Board of Directors, whether caused by resignation, death or otherwise, it may be filled by a majority vote of the remaining directors present at a regular meeting, or at a special meeting called for that purpose, although less than a quorum. A director thus elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified. Whenever the number of directors shall be increased, additional directors may be elected by a majority of the directors in office at the time of such increase.

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

                               Article V
                               ---------

    1. The senior officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, and a President, one of whom shall be designated as Chief Executive Officer. In addition, the senior officers of the Company shall include one or more Vice Presidents, a Secretary and a Treasurer. Each senior officer shall be elected annually by the Board of Directors at its first regular meeting following the annual meeting of stockholders and shall hold office for a period of one year or until his successor shall be elected and qualified. The Chief Executive Officer may appoint such additional officers as he deems necessary for the proper conduct of the business of the Company, and such officers shall serve at his pleasure.

    2. In the event a vacancy occurs in the office of Chairman of the Board, the Vice Chairman of the Board, the President, or Secretary, or Treasurer, the Board of Directors shall, at the earliest practicable date, elect a successor who shall hold office for the unexpired term of his or her predecessor. Any vacancy in any office of Vice President may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

    3. Any senior officer may be removed at any time by the affirmative vote of not less than a majority of the entire Board of Directors.

    4. More than one office may be held by the same person with the exception that the same person may not hold the offices of President and Secretary.

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

    5. The duties of the officers shall be those customarily pertaining to their respective offices or positions, elective or appointive, together with such other duties as may be prescribed by law or assigned by the Board of Directors.

                               Article VI
                               ----------

     1. The funds of the Company shall be deposited, in the name of the Company, only in banks or trust companies approved by the Board of Directors. The officers of the Company are authorized to establish and maintain such bank accounts as are deemed necessary for the normal conduct of business, subject to the requirements that such accounts must be reported to and approved by the Executive Committee. The Board of Directors shall authorize and direct such depositories to honor checks, drafts, bills of exchange, acceptances, undertakings, or other orders for the payment of money, or receipts evidencing the withdrawal of funds of the Company from such depositories, only when signed on behalf of the Company by such persons as may be designated by the Board of Directors.

    2. Any one of the following officers: The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice President, the Treasurer or the Secretary shall have the power and be authorized to execute transfers of stock, powers of attorney, deeds, leases, releases of mortgages, satisfaction pieces, contracts and instruments in writing necessary to the Company in the management of its affairs and to attest the Company's seal thereon when necessary. Upon contracts for insurance and instruments relating thereto, facsimile signatures shall be sufficient.

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    3. Any officer  with the  designation  of Vice  President,  such as an
    Executive Vice President, Senior Vice President, Second Vice President or an Assistant Vice President, shall have all the rights and powers of a Vice President as provided in these Bylaws.

    4. No stockholder, policyowner or creditor of the Company, or his personal representative, shall have the right to inspect any account or book or document of the Company, except as conferred by law or by resolution of the stockholders or Board of Directors.

                               Article VII
                               -----------

    1. Whenever the provisions of the applicable statute of the State of New York or these Bylaws require notice to be given to any director, officer or stockholder, such notice shall be given in writing to his or her address as the same appears in the books of the Company, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

    2. A waiver of any notice in writing, signed by a stockholder, director, or officer before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholders.

                               Article VIII
                               ------------

      The seal of Company shall be circular in form and shall contain the words: "ReliaStar of New York Life Insurance Company, New York, Corporate Seal, 1917," which seal shall be kept in the custody of the Secretary of this Company and affixed to all instruments requiring such corporate seal.

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                               Article IX
                               ----------

      Alterations, amendment or repeal of these Bylaws may be made by the Stockholders or at any meeting of the Board of Directors at which a quorum is present by a majority of the Directors attending such meeting.

                               Article X
                               ---------

      Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders, Board of Directors, or of any committee thereof may be taken without a meeting if, a written consent to such action is signed by all shareholders, all members of the Board or of any Board committee, as the case may be, and such written consent is filed with the minutes of proceedings of the shareholders, the Board or the committee.




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